EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and the Chief Financial Officer of Nunzia Pharmaceutical Company, respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q/A for the three and nine months ended September 30, 2021 that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Nunzia Pharmaceutical Company at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: March 29, 2022	By: /s/ Charles Strongo
Name: Charles Strongo
Title: Chief Executive Officer and Director
(Principal Executive Officer)

Date: March 29, 2022	By: /s/ Michael Mitsunaga
Name: Michael Mitsunaga
Title: President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)